UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Claymore Exchange-Traded Fund Trust 2
(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2455 Corporate West Drive, Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be so Registered:

Shares of beneficial interest, no par value	New York Stock Exchange Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [  ]

Securities Act registration statement file number to which this form relates:  333-135105; 811-21910.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.  Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, without par value, of Claymore Exchange-Traded Fund Trust 2 (the “Trust”) to be registered hereunder is set forth for Guggenheim ABC High Dividend ETF in Post-Effective Amendment No. 84 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-135105; 811-21910), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an “index fund” currently consisting of 17 separate investment portfolios. The Trust’s investment portfolio to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Guggenheim ABC High Dividend ETF                                                                                                                     27-5079167

Item 2. Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No. 54 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-135105; 811-21910), as filed with the Securities and Exchange Commission on September 29, 2009.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-135105; 811-21910), as filed with the Securities and Exchange Commission on October 27, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLAYMORE EXCHANGE-TRADED FUND TRUST 2

Date: June 7, 2011                                                              By:    /s/ Kevin M. Robinson
Kevin M. Robinson
Chief Executive Officer